Exhibit 99.1

October 6, 2017

Caesars Entertainment Announces CEOC’s Emergence From Bankruptcy

— Completes Merger with Caesars Acquisition

— Combined Company Poised to Invest in Growth With $2 Billion Cash, Reduced Leverage and Interest Expense and Simplified Capital Structure

LAS VEGAS, Oct. 6, 2017 /PRNewswire/ — Caesars Entertainment Corporation (“Caesars Entertainment” or the “Company”) (NASDAQ: CZR) today announced the completion of its previously announced merger with Caesars Acquisition Company (“CAC”) and the conclusion of the restructuring of Caesars Entertainment Operating Company, Inc. (“CEOC”) and its debtor subsidiaries. As a result of these transactions, the newly restructured Caesars Entertainment is positioned to further invest in its growth strategy and realize the benefits of a simpler and less leveraged capital structure. Conclusion of CEOC’s bankruptcy requires completion of a number of procedural steps which will occur during the course of the day.

“The conclusion of CEOC’s restructuring leaves Caesars Entertainment with an expected enterprise value of approximately $20 billion based on yesterday’s closing prices. With reduced leverage, increased free cash flow and the new REIT structure, we are positioned with a solid foundation to pursue a diversified growth strategy,” said Mark Frissora, President and Chief Executive Officer of Caesars Entertainment. “Throughout the restructuring process, Caesars has invested significantly to upgrade and renovate its facilities. Total capex from 2015-2017 is expected to exceed $1.5 billion, which will benefit the company going forward. We are also executing hundreds of initiatives to generate incremental revenue, as well as to enhance operational efficiency, guest experiences and employee engagement through technology-driven innovation and process improvement.”

Since the beginning of 2015, Caesars Entertainment has significantly improved its operations with over $700 million of Adjusted EBITDA improvement and more than 770 basis points of Adjusted EBITDA margin expansion achieved. As a result of the restructuring, debt has been reduced by more than $16 billion, excluding the capitalization of the $640 million per year lease obligation.

Caesars Entertainment has further enhanced its strong free cash flow profile through opportunistic refinancings that have resulted in combined interest savings of approximately $270 million. These savings include the anticipated benefits of refinancing all Caesars Entertainment Resort Properties, LLC (“CERP”) and Caesars Growth Properties Holdings, LLC (“CGPH”) debt. These refinancings are expected to close later this year.

Caesars Entertainment is well placed to support continued investment in growth and value creation opportunities, as well as initiatives targeting further enhancements in customer satisfaction and employee engagement, including:

•	Leveraging Significant Presence in Growing Las Vegas - Caesars Entertainment will continue to update its room product in Las Vegas in line with its positive long-term outlook for this market. In addition, the Company is advancing the development of a convention center and other opportunities to monetize large, underutilized commercial scale properties adjacent to the Las Vegas strip in its real estate portfolio.

•	Pursuing Network Expansion Opportunities - Caesars Entertainment anticipates unlocking new opportunities for organic and inorganic growth across global markets supported by a strong free cash flow profile following CEOC’s emergence from bankruptcy.

•	Building on Proven Management Execution - Caesars Entertainment is primed to further improve its financial and operating performance with hundreds of discrete projects under the Company’s Office of Continuous Improvement and through the deployment of new best-in-class, secure, cloud-based enterprise-wide technology solutions.

•	Enhancing the Strongest Loyalty Program in the Gaming Industry - With more than 50 million Total Rewards members, Caesars Entertainment is driving revenue growth through technology enhancements in its marketing and engagement channels, such as the application of machine learning to customer behavioral data.

•	Taking Advantage of New Capital Structure - With approximately $2 billion in cash, and growing cash flow, Caesars Entertainment is well positioned to invest in future growth.

A Simpler Operating Structure

Under the terms of the previously announced merger, CAC stockholders each received 1.625 shares of Caesars Entertainment common stock per share of CAC Class A common stock. Additionally, CEOC has separated virtually all of its U.S.-based real property assets from its gaming operations with Caesars Entertainment continuing to own and manage the gaming operations. These real property assets are now held in a newly created real estate investment trust called VICI Properties, Inc. (“VICI”) owned by certain of CEOC’s former creditors.

Caesars Entertainment will pay rent to VICI as it continues to operate the properties. Material decisions related to these properties - such as renovations or other significant projects - will be made by Caesars Entertainment in collaboration with VICI’s board and management. Similarly,Caesars Entertainment and VICI may at times partner on these and other development and growth investments.

New Board of Directors

Caesars Entertainment today also announced the appointment of its new Board of Directors in connection with the completion of the CAC merger and the conclusion of CEOC’s restructuring. For more information on Caesars Entertainment’s new Board of Directors please refer to the separately issued press release: [http://investor.caesars.com/releases.cfm].

About Caesars Entertainment Corporation

Caesars Entertainment Corporation is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. Caesars Entertainment is mainly comprised of the following three entities: the wholly owned operating subsidiaries CEOC, Caesars Entertainment Resort Properties, LLC and Caesars Growth Partners, LLC. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the Caesars Entertainment UK family of casions. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Forward Looking Information

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to, among other things, Caesars Entertainment’s plans, strategies and opportunities following the restructuring of CEOC, Caesars Entertainments’ expected market capitalization and certain refinancing transactions. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Further, these statements contain words such as “will,” “continue,” “may,” “expect,” “believe,” “could,” “primed,” “positioned,” “anticipate” or “opportunities”, or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Caesars Entertainment may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, and other factors described from time to time in Caesars Entertainment’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the impact of our new operating structure post-emergence;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	the ability to realize improvements in our business and results of operations through our property renovation investments, technology deployments, business process improvement initiatives and other continuous improvement initiatives;

•	the ability to take advantage of opportunities to grow our revenue;

•	the impact of our substantial indebtedness and lease obligations and the restrictions in our debt and lease agreements;

•	access to available and reasonable financing on a timely basis, including the ability of Caesars Entertainment to refinance its indebtedness on acceptable terms;

•	the ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and same-store or hotel sales;

•	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	our ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, competition for new licenses, and operating and market competition;

•	the ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	the potential difficulties in employee retention and recruitment;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	acts of war or terrorist incidents, (including the impact of the recent mass shooting in Las Vegas on tourism), severe weather conditions, uprisings or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities;

•	the effects of environmental and structural building conditions relating to our properties;

•	a disruption, failure or breach of our network, information systems or other technology, or those of our vendors, on which we are dependent;

•	risks and costs associated with protecting the integrity and security of internal, employee and customer data;

•	access to insurance on reasonable terms for our assets; and

•	the impact, if any, of unfunded pension benefits under multiemployer pension plans.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars Entertainment disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this release.

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SOURCE Caesars Entertainment Corporation

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